EXHIBIT 4.9
FIFTY-FIRST SUPPLEMENTAL INDENTURE
FIFTY-FIRST SUPPLEMENTAL INDENTURE (this “Fifty-First Supplemental Indenture”), dated as of March 10, 2025, among T-Mobile USA, Inc. (the “Company”), the entities listed on Schedule I hereto (the “New Guarantors”), the existing guarantors signatory hereto (the “Existing Guarantors”) and Deutsche Bank Trust Company Americas, as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH:
WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of April 28, 2013 (the “Base Indenture”) as amended and supplemented with respect to the Company’s (a) 5.375% Senior Notes due 2027 pursuant to the Twenty-Fifth Supplemental Indenture dated as of March 16, 2017, (b) 4.750% Senior Notes due 2028 pursuant to the Thirty-Third Supplemental Indenture dated as of January 25, 2018, (c) 4.750% Senior Notes due 2028-1 pursuant to the Thirty-Sixth Supplemental Indenture dated as of April 30, 2018, (d) 2.250% Senior Notes due 2026 pursuant to the Forty-Third Supplemental Indenture dated as of January 14, 2021, (e) 2.625% Senior Notes due 2029 pursuant to the Forty-Fourth Supplemental Indenture dated as of January 14, 2021, (f) 2.875% Senior Notes due 2031 pursuant to the Forty-Fifth Supplemental Indenture dated as of January 14, 2021, (g) 2.625% Senior Notes due 2026 pursuant to the Forty-Sixth Supplemental Indenture dated as of March 23, 2021, (h) 3.375% Senior Notes due 2029 pursuant to the Forty-Seventh Supplemental Indenture dated as of March 23, 2021 and (i) 3.500% Senior Notes due 2031 pursuant to the Forty-Eighth Supplemental Indenture dated as of March 23, 2021, and as amended and supplemented by the Eleventh Supplemental Indenture dated as of May 1, 2013, the Sixteenth Supplemental Indenture dated as of August 11, 2014, the Nineteenth Supplemental Indenture dated as of September 28, 2015, the Thirty-Fourth Supplemental Indenture dated as of April 26, 2018, the Thirty-Seventh Supplemental Indenture dated as of May 20, 2018, the Thirty-Eighth Supplemental Indenture dated as of December 20, 2018, the Fortieth Supplemental Indenture, dated as of September 27, 2019, the Forty-First Supplemental Indenture, dated as of April 1, 2020, the Forty-Ninth Supplemental Indenture dated as of March 30, 2021 and the Fiftieth Supplemental Indenture, dated as of May 21, 2024 (the Base Indenture as so amended and supplemented, the “Indenture”);
WHEREAS, Section 4.17 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which each of the New Guarantors shall become a Guarantor of the applicable Notes on the terms and conditions set forth herein; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company, the Existing Guarantors and the New Guarantors are authorized to execute and deliver this Fifty-First Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the New Guarantors, the Existing Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the applicable Notes as follows:
1.    Defined Terms. As used in this Fifty-First Supplemental Indenture, capitalized terms used but not defined herein shall have the meaning set forth in the Indenture. The words “herein,”

“hereof” and “hereby” and other words of similar import used in this Fifty-First Supplemental Indenture refer to this Fifty-First Supplemental Indenture as a whole and not to any particular section hereof.
2.    Agreement to Guarantee. The New Guarantors hereby agree, jointly and severally, to unconditionally guarantee, and the Existing Guarantors hereby affirm their joint and several unconditional guarantee of, the Company’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture including but not limited to ARTICLE X thereof.
3.    Notices. All notices or other communications to the Company and the New Guarantors shall be given as provided in Section 12.02 of the Indenture.
4.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly contemplated hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.
5.    Governing Law. THIS FIFTY-FIRST SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
6.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifty-First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantors and the Company.
7.    Counterpart Originals. This Fifty-First Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. The exchange of copies of this Fifty-First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Fifty-First Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fifty-First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes. The parties may sign any number of copies of this Fifty-First Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement.
8.    Headings, etc. The headings of the Articles and Sections of this Fifty-First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Fifty-First Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.
[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Fifty-First Supplemental Indenture to be duly executed, all as of the date first above written.
T-MOBILE USA, INC.
By: /s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Senior Vice President, Treasury & Treasurer
T-MOBILE US, INC.
By: /s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Senior Vice President, Treasury & Treasurer
ADSTRUC, LLC
BLIS USA, INC.
VISTAR MEDIA GLOBAL PARTNERS, LLC
VISTAR MEDIA INC., each as a Guarantor

By: /s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Senior Vice President, Treasury & Treasurer

[Fifty-First Supplemental Indenture]

APC REALTY AND EQUIPMENT COMPANY, LLC
ASSURANCE WIRELESS OF SOUTH CAROLINA, LLC
ASSURANCE WIRELESS USA, L.P.
ATI SUB, LLC
CLEARWIRE COMMUNICATIONS LLC
CLEARWIRE LEGACY LLC
CLEARWIRE SPECTRUM HOLDINGS II LLC
CLEARWIRE SPECTRUM HOLDINGS III LLC
CLEARWIRE SPECTRUM HOLDINGS LLC
FIXED WIRELESS HOLDINGS, LLC
IBSV LLC
METROPCS CALIFORNIA, LLC
METROPCS FLORIDA, LLC
METROPCS GEORGIA, LLC
METROPCS MASSACHUSETTS, LLC
METROPCS MICHIGAN, LLC
METROPCS NEVADA, LLC
METROPCS NEW YORK, LLC
METROPCS PENNSYLVANIA, LLC
METROPCS TEXAS, LLC
MINT MOBILE, LLC
MINT MOBILE INCENTIVE COMPANY, LLC
NEXTEL SYSTEMS, LLC
NEXTEL WEST CORP.
NSAC, LLC
PRWIRELESS PR, LLC
PUSHSPRING, LLC
SPRINT CAPITAL CORPORATION
SPRINT COMMUNICATIONS LLC
SPRINT LLC
SPRINT SOLUTIONS LLC
SPRINT SPECTRUM REALTY COMPANY, LLC
TDI ACQUISITION SUB, LLC
T-MOBILE CENTRAL LLC
T-MOBILE INNOVATIONS LLC
T-MOBILE LICENSE LLC
T-MOBILE NORTHEAST LLC
T-MOBILE PUERTO RICO HOLDINGS LLC
T-MOBILE PUERTO RICO LLC
T-MOBILE RESOURCES LLC
T-MOBILE SOUTH LLC
T-MOBILE WEST LLC
TMUS INTERNATIONAL LLC
TVN VENTURES LLC, each as a Guarantor
By: /s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Senior Vice President, Treasury & Treasurer
[Fifty-First Supplemental Indenture]

UVNV, LLC
VMU GP, LLC
WBSY LICENSING, LLC, each as a Guarantor
By: /s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Senior Vice President, Treasury & Treasurer

SPRINTCOM LLC
SPRINT SPECTRUM LLC
T-MOBILE FINANCIAL LLC
T-MOBILE LEASING LLC, each as a Guarantor

By: /s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Assistant Treasurer

[Fifty-First Supplemental Indenture]

BREEZE ACQUISITION SUB LLC, as a Guarantor

By: /s/ Johannes Thorsteinsson
Name: Johannes Thorsteinsson
Title: Senior Vice President, Treasury & Treasurer

[Fifty-First Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By: /s/ Carol Ng
Name: Carol Ng
Title: Vice President
By: /s/ Chris Niesz
Name: Chris Niesz
Title: Director

[Fifty-First Supplemental Indenture]

Schedule I

Entity	Jurisdiction of Organization
ADSTRUC, LLC	Delaware
BLIS USA, INC.	Delaware
BREEZE ACQUISITION SUB LLC	Delaware
VISTAR MEDIA GLOBAL PARTNERS, LLC	New York
VISTAR MEDIA INC.	Delaware

I-1